FOR IMMEDIATE RELEASE
Limbach Holdings, Inc. Acquires Greensboro, NC – Based Specialty Mechanical Contractor Industrial Air, LLC
WARRENDALE, PA – November 2, 2023 – Limbach Holdings, Inc. (Nasdaq: LMB) (“Limbach” or the “Company”) today announced the closing of the acquisition of Industrial Air, LLC (“IA”), a specialty mechanical contractor based in Greensboro, North Carolina, for an initial enterprise value of $13.5 million in an all-cash transaction.
Transaction Highlights
•IA provides environmental mechanical and air filtration solutions and custom air handling equipment to industrial customers, with a particular expertise in serving the mission critical needs of leading businesses in the textile industry.
•Headquartered in Greensboro, North Carolina, IA establishes Limbach’s presence in a diversified and fast-growing geographic market from which the Company can continue to expand in the industrial and institutional sectors.
•IA’s business model aligns well with Limbach’s focus on executing on ODR opportunities and providing critical solutions to owners of sophisticated manufacturing and process facilities.
•IA expects to contribute on average an estimated $30.0 million in revenue and $4.0 million in EBITDA annually.
•Total consideration paid by Limbach at closing was $13.5 million (subject to typical working capital adjustments), sourced from available cash, with performance-based, contingent earn-outs totaling $6.5 million potentially being paid over the next two years.
Background on Industrial Air, Inc.
Founded in 1964 and led by second generation President Allen R. Hunter, Jr., IA serves industrial customers throughout the Southeast United States and along the Eastern Seaboard. IA focuses on delivering engineered air handling systems, including air condition and air filtration, along with controls systems and maintenance work.
Management Comments
Michael McCann, Limbach’s President and Chief Executive Officer, said, "As we continue to carve our path in the industry, our growth strategy unfolds through three critical pillars. We seek culturally compatible firms, encompassing small 'tuck-in' deals and larger opportunities that will enable us to enter new geographies as we look to fill out our footprint east of the Mississippi river. Acquiring IA presents an exciting frontier, allowing us to continue to complete acquisitions that meet our geographic expansion objectives. The Carolinas offer a growing and diversified market well-represented by leading companies operating mission-critical facilities within our six core verticals. Serving as an indispensable provider of mechanical solutions to textile and other industries, IA functions as a solutions expert in their niche market sector. Additionally, IA's 'ODR-heavy' model aligns seamlessly with our own, promising an exciting synergy. They have also demonstrated alignment with our culture, strong leadership, and unique strengths, all critical when acquiring a new firm. With the acquisition closing yesterday, we expect that IA's impact on Limbach's revenue and earnings in 2023 will be minimal. However, we anticipate a more substantial contribution in our full-year 2024 results. More generally, we continue to view the acquisition environment favorably and remain committed to executing additional transactions that meet our acquisition criteria."
IA’s President Allen R. Hunter, Jr. added, “After multiple generations of family ownership during which IA became a leading, solutions-oriented provider of mechanical services and fabricated equipment, we’re excited to join the Limbach family. I’m most excited about our firms’ cultural compatibility and Limbach’s intention to create long-term career opportunities for IA team members. In addition, we are looking forward to leveraging Limbach’s engineering and design capabilities and corporate services platform to maximize the opportunities in our market. I am looking forward to continuing to lead the IA business unit, and to growing our presence in mission critical markets.”
About Limbach
Limbach is a building systems solutions firm with expertise in the design, prefabrication, installation, management and maintenance of heating, ventilation, air-conditioning ("HVAC"), mechanical, electrical, plumbing and controls systems. With over 1,500 team members and 19 offices located throughout the United States, we partner with institutions with mission-critical infrastructures, such as data centers and healthcare, industrial & light manufacturing, cultural & entertainment, higher education, and life science facilities. With Limbach's full life-cycle capabilities, from concept design and engineering through system commissioning and recurring 24/7 service and maintenance, Limbach is positioned as a value-added and indispensable partner for building owners, construction managers, general contractors, and energy service companies.

Forward-Looking Statements
We make forward-looking statements in this press release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, the expected contribution from and related to our acquisition of IA (including estimated revenue and EBITDA projections), our earnings, Adjusted EBITDA, revenues, expenses, backlog, capital expenditures or other future financial or business performance or strategies, results of operations or financial condition, and in particular statements regarding the impact of the COVID-19 pandemic on the construction industry in future periods, timing of the recognition of backlog as revenue, the potential for recovery of cost overruns, and the ability of Limbach to successfully remedy the issues that have led to write-downs in various business units. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Please refer to our most recent annual report on Form 10-K, as well as our subsequent filings on Form 10-Q and Form 8-K, which are available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this press release.

Investor Relations

The Equity Group, Inc.
Jeremy Hellman, CFA
Vice President
(212) 836-9626 / jhellman@equityny.com